Exhibit 99.1


Press Release                                Source: Dayton Superior Corporation


Dayton Superior Begins Solicitation of Consent from Holders of 13% Senior Subordinated Notes due 2009
Friday November 10, 7:30 a.m. ET

DAYTON, Ohio, Nov. 10, 2006 -- Dayton Superior Corporation ("Dayton") announced today that it has commenced solicitation of a consent from holders of record as of November 10, 2006, of its outstanding $154,729,000 aggregate principal amount of 13% Senior Subordinated Notes due 2009 (the "Notes") for an amendment to the indenture (the "Indenture") governing the Notes.

The purpose of the proposed amendment is to amend the Indenture to revise the calculation of the amount of indebtedness Dayton may incur under Credit Facilities pursuant to clause (2) of the definition of Permitted Indebtedness contained in the Indenture.

The proposed amendment to the Indenture requires the consent of holders of a majority in aggregate principal amount of the Notes outstanding. Dayton will pay a fee of $3.75 in cash for each $1,000 principal amount of Notes for which consents are properly delivered and not revoked prior to the expiration of the consent solicitation. The consent solicitation will expire at 5 p.m., New York City time, on November 28, 2006, unless the consent solicitation is extended by Dayton. The terms and conditions of the consent solicitation are described in a Consent Solicitation Statement dated November 10, 2006, which is being sent to all holders of record as of November 9, 2006. Requests for additional copies of the Consent Solicitation Statement, the Letter of Consent or other related documents should be directed to Global Bondholder Services Corporation, the information agent, at (866) 857-2200 (toll-free) or (212) 430-3774. Questions regarding the consent solicitation should be directed to Francesco Cipollone of Morgan Stanley & Co., Incorporated, and the solicitation agent, at (800) 624-1808 (toll-free) or (212) 761-1941 (collect).

This announcement is not a solicitation of a consent with respect to any securities. The consent solicitation is being made solely by the Consent Solicitation Statement dated November 10, 2006.

Dayton Superior is the leading North American provider of specialized products consumed in non-residential, concrete construction, and we are the largest concrete forming and shoring rental company serving the domestic, non-residential construction market. Our products can be found on construction sites nationwide and are used in non-residential construction projects, including: infrastructure projects, such as highways, bridges, airports, power plants and water management projects; institutional projects, such as schools, stadiums, hospitals and government buildings; and commercial projects, such as retail stores, offices and recreational, distribution and manufacturing facilities.

This press release contains certain forward-statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements that are not statements of historical fact and may include a number of risks and uncertainties with respect to our financial condition, results of operations and business. Forward-looking statements include statements that may relate to our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information and can be identified by the use of terminology such as "subject to", "believes", "anticipates," "plans," "expects," "intends," "estimates," "projects," "may," "should," "can," the negatives thereof, variations thereon and similar expressions, or by discussions of strategy.

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All forward-looking statements are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain, we may not realize our expectations and our beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements. Factors that may materially affect such forward- looking statements include: depressed or fluctuating market conditions for our products and services; operating restrictions imposed by our existing debt; increased raw material costs and operating expenses; our ability to comply with environmental regulations and to absorb environmental investigation, remediation and compliance costs; the loss of certain key customers; the loss of key personnel; exposure to the local business risks of our Mexican operations and foreign sourcing partners; conflicts of interest with our major shareholder; our ability to increase manufacturing efficiency, leverage our purchasing power and broaden our distribution network; our ability to successfully identify, complete and integrate acquisitions; our ability to develop new products; the competitive nature of our industry in general, as well as our specific market areas; changes in prevailing interest rates and the availability of and terms of financing to fund the anticipated growth of our business; and labor disturbances. Consequently, such forward- looking statements should be regarded solely as our current plans, estimates and beliefs. You are cautioned not to place undue reliance on forward-looking statements. We cannot guarantee future results, events, levels of activity, performance or achievements.



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Source: Dayton Superior Corporation